Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion of our report dated March 12, 2013 relating to our audit of the 2012 financial statements of The Private Bank of California, included in this Current Report on Form 8-K.

/s/ McGladrey LLP

Los Angeles, CA

April 10, 2013